SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549




                             FORM 8-K



                          CURRENT REPORT




                PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported) August 6,1998




                      WESTERN RESOURCES, INC.
      (Exact Name of Registrant as Specified in Its Charter)




             KANSAS                      1-3523                 48-0290150
(State or Other Jurisdiction of       (Commission          (Employer
Incorporation or Organization)        File Number)        Identification No.)



   818 KANSAS AVENUE, TOPEKA, KANSAS                                 66612
(Address of Principal Executive Offices)                          (Zip Code)




Registrant's Telephone Number Including Area Code (785) 575-6300





                     WESTERN RESOURCES, INC.

Item 5. Other Events

Western Resources herein files the following:

Exhibit 99.1 - Kansas City Power & Light Company 6/30/98 Form 10-Q

        Western Resources was not involved in the preparation of Exhibit 99.1 and therefore is not in a position to verify any such information or statements.

AVAILABLE INFORMATION

         The reader's attention is directed to additional filings of Western Resources, Inc. (Western Resources) and Kansas City Power & Light Company
(KCPL).

         Western Resources and KCPL are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Western Resources and KCPL with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the public reference facilities in the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of information may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Because Western Resources and KCPL each file certain documents electronically with the Commission, reports, proxy and information statements and other information regarding Western Resources and KCPL may also be obtained at prescribed rates from the Commission at the Commission's Web site, http//:www.sec.gov. The Western Resources Common Stock and the KCPL Common Stock are listed and traded on the NYSE. The KCPL Common Stock is also listed on the Chicago Stock Exchange. Reports, proxy statements and other information filed by Western Resources and KCPL with the Commission may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and, concerning KCPL only, at the offices of the CSE, 440 South LaSalle Street, Chicago, Illinois 60605.





                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                             Western Resources, Inc.




Date     August 6, 1998                By      /s/ Jerry D. Courington
                                                  Jerry D. Courington,
                                                       Controller